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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Sovereign Bancorp, Inc. (Form S-8 No. 333-00000) pertaining to the 2003 Stock Incentive Plan and 1999 Stock Incentive Plan of Seacoast Financial Services Corporation; the 2000 Incentive and Nonqualified Stock Option Plan, 1997 Incentive and Nonqualified Stock Option Plan and 1986 Incentive and Nonqualified Stock Option Plan of Abington Bancorp, Inc.; and the 1999 Stock-Based Incentive Plan of Massachusetts Fincorp, Inc of our report dated January 20, 2004, except for Note 29, as to which the date is March 8, 2004, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                            /s/ Ernst & Young LLP




Philadelphia, Pennsylvania
July 22, 2004